UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.

On December 1, 2016, pursuant to a Securities Purchase Agreement entered into by Helios and Matheson Analytics Inc. (the “Company”), an institutional investor (the “Investor”) and Palladium Capital Advisors LLC, the Company agreed to sell and issue two Senior Secured Convertible Notes (collectively, the “December Notes”), an initial note in the principal amount of $1,820,000 and an additional note in the principal amount of $4,900,000 (the “December Additional Note”) to the Investor for consideration consisting of (i) a cash payment by the Investor in the amount of $1,100,000 and (ii) a secured promissory note payable by the Investor to the Company in the principal amount of $4,900,000 (the “December Investor Note”). With the exception of $900,000 in principal amount remaining unpaid under the December Additional Note, the December Notes have been paid in full.

On August 15, 2017, pursuant to a Securities Purchase Agreement (the “August Securities Purchase Agreement”) entered into by the Company and the Investor, the Company agreed to sell and issue Senior Secured Convertible Notes to the Investor in the aggregate principal amount of $10,300,000 for consideration consisting of (i) a cash payment of $220,000, and (ii) a secured promissory note payable by the Investor to the Company (the “August Investor Note”) in the principal amount of $8,800,000.

Amendment and Exchange Agreement

On September 19, 2017, the Company and the Investor entered into an Amendment and Exchange Agreement (the “Exchange Agreement”) pursuant to which the Company and the Investor agreed that:

●     the Company would effect a Mandatory Conversion (as defined in the December Additional Note) of $890,000 in principal amount of the December Additional Note, which conversion will be effective as of September 18, 2017;

●     the Investor would prepay the remaining balance of the December Investor Note, in the amount of $670,000; and

●     the Investor would prepay $1,830,000 of the August Investor Note.

In conjunction with the Mandatory Conversion of the December Additional Note, the Company agreed to issue to the Investor, on September 20, 2017, 445,367 shares of the Company’s common stock.

Pursuant to the Exchange Agreement, the Investor has agreed to waive

●     any and all rights to receive any additional shares of the Company’s common stock as a True-Up, as defined in the December Notes;

●     any restriction (excluding any participation rights) on the Company’s offer, sale or issuance of shares of common stock and/or securities convertible into common stock in one or more private securities offerings, so long as the securities offered have a purchase price of at least $3.00 per share of common stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) (each a “Permitted PIPE”); and

●     any restriction on the filing, by the Company, of one or more registration statements with the SEC for the resale of any shares of common stock issued or issuable in connection with any Permitted PIPE or Convertible Securities (as defined in the August Securities Purchase Agreement) issued in any Permitted PIPE solely to the extent that all shares of common stock issued upon resale of all Convertible Securities held by the holder are either (x) concurrently registered for resale on such registration statement, (y) registered for resale pursuant to one or more prior and effective registration statement(s) that at such time is (or are) available for use by the holder or (z) eligible to be resold by the holder pursuant to Rule 144.

The Investor has agreed to exchange $10,000 in aggregate principal amount of the December Additional Note for a new senior convertible note issued by the Company in an initial aggregate principal amount of $697,000 (the “Exchange Note”).

The Exchange Agreement also includes standard representations and warranties made by the Company for the benefit of the Investor.

As a result of the transaction described above, the Company will receive gross proceeds of $2.5 million on September 20, 2017.

The Exchange Note

The Exchange Note, in the aggregate principal amount of $697,000, does not accrue interest except if an Event of Default, as defined in the Exchange Note, occurs and remains uncured, during which time interest will accrue at the rate of 12% per annum during the first 30 days following the Event of Default and at the rate of 18% per annum thereafter. The Exchange Note matures on April 16, 2018 (the “Maturity Date”). On the Maturity Date, the Company will be required to pay to the holder an amount in cash representing 115% of all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges, if any. The Company may not prepay the Exchange Note prior to the Maturity Date. At any time after the issuance date, the Investor may convert principal, interest and late charges, if any, into shares of the Company’s common stock at a conversion price of $3.00 per share.

If the Equity Conditions, as defined in the Exchange Note, are satisfied, the Company may require the holder of the Exchange Note to convert all or any part of the Exchange Note, up to the Maximum Mandatory Share Amount and the Maximum Mandatory Conversion Amount (each, a “Mandatory Conversion”). If on the fifth trading day immediately following a Mandatory Conversion Date and on each fifth trading day thereafter through and including the fifteenth trading day immediately following such Mandatory Conversion Date (each, a “True-Up Date”) the True-Up Price is less than the applicable Mandatory Conversion Price, the Company must deliver to the holder of the Exchange Note an additional number of shares of common stock equal to the difference between the number of shares of common stock delivered to the holder as a result of the Mandatory Conversion and the number of shares determined by dividing the principal, interest and late charges (the “Conversion Amount”) converted by the True-Up Price. The “True-Up Price” is defined as 85% of the lowest volume weighted average price of the Company’s common stock on the trading day with the lowest volume weighted average price during the 15 consecutive trading days following the Mandatory Conversion.

“Mandatory Conversion Date” means the third trading day following the delivery by the Company of a Mandatory Conversion Notice.

“Mandatory Conversion Price” means, with respect to any Mandatory Conversion that price which will be the lowest of (i) $3.00 and (ii) 80% of the sum of (A) the volume weighted average price of the Company’s common stock for each of the 3 trading days with the lowest volume weighted average price of the Company’s common stock during the 20 consecutive trading day period ending on and including the trading day immediately prior to the applicable Mandatory Conversion Date divided by (B) 3.

“Maximum Mandatory Share Amount” with respect to any Mandatory Conversion Date means 100% of the quotient of (x) the sum of the composite aggregate daily share trading volume of the common stock for each trading day during the 5 trading day period ending and including the trading day immediately prior to the applicable Mandatory Conversion Notice Date, divided by (y) 5.

“Maximum Mandatory Conversion Amount” with respect to any Mandatory Conversion Date means the difference of (x) $500,000 less (y) the sum of each Conversion Amount converted under the Exchange Note during the 5 trading day period ending and including the applicable Mandatory Conversion Date.

The Exchange Note contains standard and customary Events of Default including but not limited to: (i) the suspension from trading or the failure of the Company’s common stock to be trading or listed (as applicable) on an Eligible Market, as defined in the Exchange Note, for a period of five consecutive trading days; (ii) the Company’s failure, after a conversion by the holder, to deliver the shares of common stock within five trading days; (iii) the failure by the Company to reserve sufficient shares for conversion of all principal, accrued interest and late charges, if any; (iv) the failure by the Company to make payments when due; (v) the failure by the Company to remove any restrictive legend on any certificate or any shares of common stock issued to the holder upon conversion of the Exchange Note; (vi) breaches of any representation or warranty made by the Company; and (vii) bankruptcy or insolvency.

Provided there has been no Equity Conditions Failure, as defined in the Exchange Note, the Company will have the right to redeem all, but not less than all, of the amounts remaining unpaid under the Exchange Note. The portion of the Exchange Note subject to redemption can be redeemed by the Company in cash at a price equal to 120% of the amount being redeemed, provided, however, that the Company may not elect to redeem any amount during the 30 day period following approval by The Nasdaq Stock Market LLC of the Company’s Listing of Additional Shares form.

Following an Event of Default, the holder may require the Company to redeem all or any portion of the Exchange Note. The redemption amount may be paid in cash or with shares of the Company’s common stock, at the election of the holder, at a price equal to the Event of Default Redemption Price. The Event of Default Redemption Price equals the greater of (i) all principal, interest and late fees, if any, owed by the Company pursuant to the Exchange Note multiplied by 125% and (ii) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding the Event of Default and ending on the date the Company makes the entire payment required to be made pursuant to the Exchange Note multiplied by 125%.

The Company must immediately redeem the Exchange Note in cash upon the occurrence of a Bankruptcy Event of Default.

The Company may not enter into or be party to a Fundamental Transaction, as defined in the Exchange Note, unless the successor entity assumes in writing all of the obligations of the Company under the Exchange Note. The holder also has the right to require the Company to redeem the Exchange Note in cash in the event of a Change of Control, as defined in the Exchange Note, at the Change of Control Redemption Price, as defined in the Exchange Note.

Among other rights that the holder is granted in the event that the Company issues other securities, if the Company issues or sells or enters into any agreement to issue or sell, any variable price securities at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more resets to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder will have the right, but not the obligation, in its sole discretion, to substitute the variable price for the conversion price.

The above discussion does not purport to be a complete description of the Exchange Agreement and the Exchange Note described in this Current Report and each is qualified in its entirety by reference to the full text of such document. Such documents are attached as exhibits to this Current Report and are incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02.     Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02. The Company relied on Section 3(a)(9) of the Securities Act of 1933, as amended, to issue the Exchange Note and the shares of common stock issued in payment for the Mandatory Conversion inasmuch as the Investor is an existing security holder and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

Item 9.01.     Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Stuart Benson
Stuart Benson, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Senior Convertible Note
10.1	Amendment and Exchange Agreement